UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

MobileBits Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53953	26-3033276
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11835 W. Olympic Boulevard, Suite 855 Los Angeles, CA 90064
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 775-8077

Not Applicable
(Former name or former address, if changed since last report.)

Copies to:

Gregg E. Jaclin, Esq.
Thomas Slusarczyk, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K Amendment No.1 is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by MobileBits Holdings Corporation (the “Company”) on October 4, 2012 (the “Original 8-K”). The Original 8-K was filed to report, among other things, the closing of the merger with Aixum Tec AG (“Aixum”), pursuant to the Share Exchange Agreement dated May 21, 2012. The sole purpose of this Amendment is to file the financial statements of the business acquired by the Company, Aixum, and the pro forma combined financial information of the Company and its subsidiaries. No other changes are being made to the Original 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Filed as Exhibit 99.1 to this Amendment are the audited financial statements for the years ended December 31, 2011 and 2010 for Aixum Tec AG and the unaudited interim financial statements for the nine months ended September 30, 2012 and 2011 for Aixum Tec AG.

(b) Pro Forma Financial Information.

Filed as Exhibit 99.2 to this Amendment are the unaudited pro forma combined financial information of MobileBits Holding Corporation and Aixum Tec AG.

(d) Exhibits

Exhibit
Number	Description

99.1
Audited financial statements for the years ended December 31, 2011 and 2010 for Aixum Tec AG and unaudited interim financial statements for the nine months ended September 30, 2012 and 2011 for Aixum Tec AG.

99.2	Unaudited pro forma combined financial information of MobileBits Holding Corporation and Aixum Tec AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEBITS HOLDINGS CORP.

Date: December 12, 2012	By:	/s/ WalterKostiuk
Walter Kostiuk
Chief Executive Officer